UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 12, 2012, Paul G. DePodesta, currently Vice President, Player Development & Amateur Scouting for the New York Mets major league baseball club, was elected to the Board of Directors (the “Board”) of Sears Holdings Corporation (the “Company”). Mr. DePodesta will hold office until the 2013 annual meeting of stockholders of the Company, or until his successor is duly elected and qualified. The Board has determined that Mr. DePodesta meets the standards of independence under the Company’s Corporate Governance Guidelines and the applicable NASDAQ listing rules. As of the date of, and in connection with, his election, Mr. DePodesta has not yet been named to any committees of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

	By:	/s/ Dorian R. Williams

Dorian R. Williams Vice President, Deputy General Counsel and Assistant Secretary
Date: December 13, 2012

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